UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 2, 2007

Ryder System, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11690 NW 105th Street, Miami, Florida		33178
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(305) 500-3726

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on January 5, 2007, our Board of Directors approved changes to our severance and change of control severance program that generally reduce the severance benefits for all officers. The current severance benefits are provided through existing individual severance and change of control severance agreements. These agreements will terminate effective January 31, 2008 pursuant to the termination provisions of the agreements.

On April 3, 2007, the Company entered into new individual severance agreements with Mr. Swienton, our Chief Executive Officer, and the other members of our Executive Leadership Team which include all of our named executive officers other than Mr. Griffin, who retired effective March 31, 2007. The new severance agreements will become effective February 1, 2008 upon termination of the executives' existing severance agreements. The severance benefits that will be provided to our executive officers in their individual agreements are similar to those that will be provided to all other officers under the Ryder System, Inc. Executive Severance Plan which was filed with the Securities and Exchange Commission (SEC) on January 11, 2007. Given their position with the company, our executive officers will be subject to more restrictive non-compete and non-solicitation provisions.

As with the current severance agreements, the new severance agreements provide for payments to the executive officer under certain circumstances upon a termination of employment, including termination following a change in control (as defined in the severance agreement). The new severance agreements: (i) provide for shorter severance periods and a revised bonus calculation in both a change of control and non-change of control situation, (ii) eliminate certain perquisites, (iii) provide for a modified tax gross up in a change of control situation (rather than the full tax gross up which is currently provided), (iv) include revised definitions of "change of control", "cause" and "good reason," and (v) include a one year non-competition and non-solicitation provision under all termination events regardless of whether severance benefits are paid. A detailed description of the current severance agreements, the approved changes and the process by which the changes were reviewed and approved is set forth in our 2007 Proxy Statement filed with the SEC on March 23, 2007.

Although management and our Board determined that our existing severance benefits are reasonable, they believe the approved changes to the program are more in line with current market standards and emerging governance trends.

The foregoing description of the new individual severance agreements does not purport to be complete and is qualified in its entirety by reference to the Severance Agreement between us and Mr. Swienton, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference and the form Severance Agreement between us and each member of our Executive Leadership Team, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this report:

10.1 Severance Agreement by and between Ryder System, Inc. and Gregory T. Swienton.

10.2 Form of Severance Agreement for Executive Leadership Team.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ryder System, Inc.

April 3, 2007	By:	Robert D. Fatovic

Name: Robert D. Fatovic
Title: Executive Vice President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Severance Agreement by and between Ryder System, Inc. and Gregory T. Swienton
10.2	Form of Severance Agreement for Executive Leadership Team